Exhibit 99.2

META® Closes Transaction and Commences Trading on NASDAQ

HALIFAX, NS / ACCESSWIRE / June 28, 2021 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT) a developer of high-performance functional materials and nanocomposites, today announced closing of the business combination with Torchlight Energy Resources (“Torchlight”), which was effective at 12:01 AM EDT. Please visit the investors section of our website to view the Shareholder Letter for more details about our technology, markets, and applications.

“After ten years of scientific discovery and application development, META is now the first NASDAQ-listed metamaterials company, joining the world’s premier exchange for technology companies,” noted George Palikaras, META’s founding President and CEO. “We are very excited to showcase how metamaterials ‘go beyond’ conventional materials and chemistry, to offer new and highly sustainable solutions with semiconductor precision, at kilometer scale.”

“As a result of the transaction and our recent ATM offerings, META now has over $160 million in cash and a virtually debt free balance sheet with approximately 285 million shares issued and outstanding after the 2 to 1 reverse split. From here, we believe we can now comfortably support our near and long-term growth initiatives,” said Ken Rice, CFO and EVP of META.

Upon closing, the following operational changes were effected. The executives of the combined company, Meta Materials Inc., include George Palikaras, President and CEO, and Ken Rice, Chief Financial Officer and Executive Vice President. Torchlight’s CEO, John Brda, will remain as an advisor to manage the disposal of the Company’s oil and gas assets. The board of directors was expanded to seven members, including Ram Ramkumar, Chairman, George Palikaras, Allison Christilaw, Maurice Guitton, Ken Hannah, Steen Karsbo, and Eric Leslie. The corporate headquarters are located at the META facility in Nova Scotia, Canada. The Company has additional facilities in Pleasanton, CA, London, UK, and Zürich, Switzerland.

In connection with the transaction, Roth Capital Partners acted as financial advisor for Torchlight and Stikeman Elliott LLP, K&L Gates LLP, and Axelrod & Smith as legal advisors; Meta Materials engaged Hamilton Clark and Cormark Securities as financial advisors and Fasken Martineau DuMoulin LLP and Wilson Sonsini Goodrich & Rosati P.C. as legal advisors.

META management will hold a webcast on Tuesday, July 6th, at 1PM EDT, to discuss recent events and future growth initiatives of Meta Materials Inc. To register click here.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our achievements have been widely recognized, including being named a Global Cleantech 100 company. Learn more at www.metamaterial.com.

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company and its business, which may include, but are not limited to, statements with respect to the business strategies and execution with the current cash on the Company’s balance sheet, product development and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “potential,” “predicts,” “projects,” “seeks,” “plans,” “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should,” “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks related to the management and potential divestiture of the assets in the Company’s oil and gas business, the potential benefits of the Company being publicly listed on the Nasdaq Capital Market, the potential benefits of the transaction with Torchlight Energy Resources Inc. to the Company’s stockholders, the research and development projects of the Company, the market potential of the Company’s products, the investment priorities and manufacturing plans of the Company, the scalability of the Company’s production ability, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Risk Factors” in the Company’s Form 10-Q filed with the SEC on May 14, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Contact

Mark Komonoski

Senior Vice President

Integrous Communications

Phone: 1-877-255-8483

Email: ir@metamaterial.com

Media inquiries:

media@metamaterial.com

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